Exhibit 10.16

ARTIO GLOBAL INVESTORS INC.
2009 STOCK INCENTIVE PLAN

Section 1.    Purpose.  The purpose of the Artio Global Investors Inc. 2009 Stock Incentive Plan is (i) to advance the interests of the Company and its Affiliates by attracting and retaining high caliber employees and other key individuals, (ii) to more closely align the interests of recipients of awards with the interest of the Company’s stockholders by increasing the proprietary interest of such recipients in the Company’s growth and success, and (iii) to motivate award recipients to act in the long-term best interests of the Company’s stockholders.

Section 2.     Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means:  (i) any entity that, directly or indirectly, is controlled by or under common control with the Company; and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award granted under the Plan, which may be denominated or settled in Shares, cash or in such other forms as provided for herein.

“Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan.

“Beneficiary” means a person or persons named by a Participant to receive payments or other benefits or exercise rights in the event of the Participant’s death.  If no such person is named by a Participant or the Beneficiary is not eligible to receive payments, such Participant’s Beneficiary shall be the Participant’s estate.

“Board” means the board of directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i) any “person” (as defined in Section 13(d) of the Exchange Act) other than (A) the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its Affiliates, or (B) Julius Baer Holding Ltd. or its Affiliates or Richard Pell or Rudolph-Riad Younes or any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) which includes such person, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s then outstanding securities (excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below), unless such person acquires beneficial ownership of more than 50% of the combined voting power of the Company’s securities entitled to vote generally in the election of members of the Board (the “Voting Stock”) then outstanding solely as a result of an acquisition of Voting Stock by the Company which, by reducing the Voting Stock outstanding, increases the proportionate Voting Stock beneficially owned by such person to more than 50% of the combined voting power of the Company’s Voting Stock then outstanding; provided, that if a person shall become the beneficial owner of more than 50% of the combined voting power of the Company’s Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the beneficial owner of any additional Voting Stock which causes the proportionate voting power of such Voting Stock beneficially owned by such person to increase to more than 50% of the combined voting power of such Voting Stock then outstanding, such person shall, upon becoming the beneficial owner of such additional Voting Stock, be deemed to have become the beneficial owner of more than 50% of the combined voting power of the Company’s Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

(ii) at any time during a period of twelve consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such twelve-month period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members then constituting the Board; or

(iii) the consummation of (A) a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of assets of the Company having a total gross fair market value equal to more than 50% of the total gross fair market value of all assets of the Company immediately prior to such transaction or transactions.

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred with respect to a Participant if the Participant consummates or is part of a “group,” within the meaning of Section 13(d)(3) of the Exchange Act, which consummates the Change in Control transaction.  Furthermore, with respect to any Awards granted under the Plan that are not exempt under Section 409A of the Code, any payment resulting from a Change in Control shall only apply if the Change in Control qualifies as a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee (which may include directors and officers of the Company) as may be designated by the Board.  To the extent permitted by applicable law and as otherwise provided in the Plan, the Committee will have the authority to delegate its authority and responsibility to one or more officers of the Company acting singly or as a committee.  If the Board does not designate a committee, or the Committee delegates to one or more officers of the Company, references to the “Committee” shall refer to the Board or such officers, as applicable.

“Company” means Artio Global Investors Inc., a Delaware corporation.

“Eligible Director” means a director of the Company who at the relevant time is not an employee of the Company or its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock exchange on which the Shares trade or are quoted.  If the Shares are not so listed or quoted, Fair Market Value shall be the value of a Share as determined by the Committee by the reasonable application of a reasonable method, in a manner consistent with Section 409A of the Code.

“Incentive Stock Option” means an option representing the right to purchase Shares from the Company that is granted pursuant to Section 6, that is intended to meet the provisions of Section 422 of the Code (and any successor provision), and that is identified in an Award Agreement as an Incentive Stock Option.

“Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company that is granted pursuant to Section 6 and that is not an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” means an Award granted pursuant to Section 10 of the Plan.

“Participant” means the recipient of an Award granted pursuant to the Plan.

“Performance Award” means an Award granted pursuant to Section 9 of the Plan.

“Plan” means the Artio Global Investors Inc. 2009 Stock Incentive Plan, as may be amended from time to time.

“Restricted Stock” means any Share granted pursuant to Section 8.

“Restricted Stock Unit” means a restricted stock unit granted pursuant to Section 8 that is denominated in Shares.

“SAR” or “Stock Appreciation Right” means any stock appreciation right granted to a Participant pursuant to Section 7.

“Share” means a share of the Company’s Class A common stock, par value $0.001 per share.

“Subsidiary” means any corporation, partnership, or other entity at least 50% of the economic interest in the equity of which is owned, directly or indirectly, by the Company.

Section 3.     Administration.

(a) Composition of the Committee.  The Plan shall be administered by the Committee.  The Committee shall be appointed by the Board and shall consist of not less than three directors.  Each Committee member shall be: (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock exchange on which the Shares trade or are quoted; (ii) a non-employee director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) an outside director pursuant to Section 162(m) of the Code (and any regulations issued thereunder), in each case at such time as the Company and the Plan become subject to the respective regulatory regime.  The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.  To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards to individuals (but not to any individual then covered by Section 16 of the Exchange Act).  The Committee may issue rules and regulations for administration of the Plan.  It shall meet at such times and places as it may determine.  Notwithstanding the foregoing, it is expressly understood that prior to the time that the Company’s Class A common stock is publicly traded, the Board shall serve as the Committee.

(b) Committee’s Authority.  Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to:

(i)     determine the eligibility of Participants generally, and to designate individual Participants;

(ii)    determine the type or types of Awards to be granted to each Participant under the Plan;

(iii)   determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)   determine the terms and conditions of any Award;

(v)    determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vi)   determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder (provided, however, that any such deferral complies with Section 409A of the Code and does not cause an Award under the Plan that is otherwise exempt from Section 409A of the Code to be subject to Section 409A of the Code);

(vii)  interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(ix)    make any other determination, including factual determinations, and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions Binding.  All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its Affiliates, the shareholders and the Participants.

(d)  No Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares pursuant to Section 4(d)) or except with respect to changes as may be required to comply with applicable law, including Section 409A of the Code, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

Section 4.     Shares Available for Awards and Award Limitation.

(a)  Share and Award Limitations.  Subject to adjustment as provided below, the maximum number of Shares available for issuance under the Plan will not exceed 9,700,000 Shares.

(b)  Share Counting.  To the extent that any Shares subject to an Award that expires, is cancelled, forfeited, or otherwise terminates without the delivery of cash or Shares, including (i) the number of Shares surrendered or withheld in payment of any exercise or price of an Award or taxes related to an Award, and (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, such Shares will again be (or will become) available for distribution under the Plan.  Notwithstanding the foregoing, there shall be no adjustment to the number of Shares available for delivery pursuant to the Plan upon the exercise or settlement of SARs in whole or in part in Shares, regardless of the number of Shares issued or delivered in connection with such exercise or settlement.

(c)   Available Shares.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

(d)   Equitable Adjustments.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares without the receipt of consideration by the Company or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may adjust equitably any or all of the following:

(i)      the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the limits specified in paragraph (a) above;

(ii)     the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii)    the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award or Awards denominated in Shares shall always be a whole number.

Section 5.     Eligibility. Any employee, director, consultant or other advisor of, or any other individual who provides services to, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

Section 6.     Options.  The Committee is hereby authorized to grant Awards of Options to Participants with terms and conditions that the Committee shall determine and set forth in the Award Agreement.

(a)  Exercise Price.  The exercise price per Share underlying an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)   Term.  The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

(c)   Exercisability.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(d)   Methods of Exercise.  No Shares shall be delivered by the Company pursuant to an exercise of an Option until payment in full of the exercise price is received by the Company.  The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or any combination thereof, including by cashless exercise, whereby the exercise price shall be paid or deemed to have been paid.

(e)   Incentive Stock Options.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision) and any regulations promulgated thereunder.

Section 7.     Stock Appreciation Rights.  The Committee is hereby authorized to grant Awards of Stock Appreciation Rights (“SARs”) to Participants with terms and conditions that the Committee shall determine and set forth in the Award Agreement.

(a)  Types of SARs.  A SAR represents a right of the Participant to receive, upon exercise thereof, the excess of (i) the Fair Market Value of a Share on the date of exercise, over (ii) the exercise price of the SAR on the date of grant.  SARs may be granted hereunder to Participants either alone (“stand-alone”) or in tandem with an Option granted under Section 6 (“tandem”).

(b)  Tandem SARs.  Any tandem SAR may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option.  In the case of any tandem SAR, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR.  Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

(c)  Term and Exercise Price.  A SAR shall not have a term of greater than 10 years or an exercise price less than 100% of Fair Market Value of the Share on the date of grant.

(d)   Method of Exercise.  The Committee shall determine the method of exercise of the SAR, the method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to the Participant and any other terms and conditions of the SARs.

Section 8.     Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with terms and conditions that the Committee shall determine and set forth in an Award Agreement.

A Restricted Stock Unit represents the right to receive one Share upon the lapse of restrictions as set forth in an Award Agreement.

(a)  Restrictions and Lapsing Events.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote, dispose of, or receive any dividend or other right in respect of, a Share of Restricted Stock), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.  The time and manner of payment of cash or delivery of Shares upon settlement of a Restricted Stock Unit or the lapse of restrictions with respect to Restricted Stock shall be determined by the Committee and shall be exempt from or otherwise comply with Section 409A of the Code and any guidance issued thereunder.  The Committee may in its discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(b)  Restricted Stock.  Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(c)  Dividends and Dividend Equivalent Rights.  The Committee in its discretion may permit dividends to be paid with respect to Restricted Stock that may be payable directly to the Participant or provide that dividends may be deferred, including subject to forfeiture until the restrictions with respect to the underlying Restricted Stock lapse.  Holders of Restricted Stock Units shall have no rights as shareholders of the Company.  The Committee in its discretion may permit the holder of such Restricted Stock Units to receive, upon declaration of a dividend by the Company, a payment of a cash or stock dividend (“dividend equivalent rights”) that may be payable or may be deferred, including subject to forfeiture until the restrictions with respect to the underlying Restricted Stock Units lapse, provided such dividend equivalent rights comply with Section 409A of the Code and any guidance issued thereunder.

Section 9.     Performance Awards.  The Committee is hereby authorized to grant Performance Awards to Participants with terms and conditions that the Committee shall determine and set forth in the Award Agreement.

(a)   Performance Conditions.  Performance Awards may be denominated as a cash amount, number of Shares, or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee.  In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee.  The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b)  Performance Goals.  Every Performance Award shall, if the Committee intends that such Award should constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more performance measures with respect to the Company.  The performance measures may include, without limitation, the following: total shareholder return; earnings per share; cash flow; free cash flow; selling, general and administrative expense; working capital management; Share price; gross margin; revenue growth; operating income growth; net earnings; net income (before or after taxes); return on equity; return on assets or net assets; or any combination of the foregoing, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company.  Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis.  Relative performance may be measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices.  Except in the case of an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(c)  Other Restrictions.  Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.  The Committee shall have the power to impose such other restrictions on Awards subject to this paragraph (b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.  Notwithstanding any provision of the Plan to the contrary, the Committee shall not be authorized to increase the amount payable under any Award to which this paragraph (b) applies upon attainment of such pre-established formula.

(d)  Settlement of Performance Awards; Other Terms.  Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, or a combination thereof, in the discretion of the Committee.  The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a “covered employee” in respect of a Performance Award intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.  Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.  The

Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant.

Section 10.   Other Stock-Based Awards.  The Committee is hereby authorized to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares.  These factors may include convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.  The Committee shall determine the terms and conditions of such Awards, which will be set forth in an Award Agreement.  Shares delivered pursuant to an Award in the nature of a purchase right shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee may determine.  Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted hereunder.

Section 11.   Special Rules for Eligible Directors.

(a)  Annual Awards. Each Eligible Director may be granted Awards hereunder, including without limitation Awards prescribed under the director compensation policy of the Company as in effect from time to time.

(b)  Deferral of Shares by Eligible Directors.  The Committee in its discretion may permit an Eligible Director to elect to defer the receipt of Shares otherwise currently payable to such Eligible Director under paragraph (a) above until such Eligible Director terminates service as a director or such other date or event as permitted under rules established by the Board and uniformly applied.

(c)  Settlement.  As soon as practicable after an Eligible Director has ceased being a director of the Company or such other date or event elected by an Eligible Director under paragraph (b) above, all Awards not previously paid shall be paid to the Eligible Director or, in the case of the death of the Eligible Director, the Eligible Director’s Beneficiary, in a single payment.

(d)   Dividend Equivalents.  The Committee in its discretion may provide that an Eligible Director (or Beneficiary) will be eligible to receive certain dividend equivalent amounts.  In such event, the dividend equivalent amount will be determined and credited as of each dividend payment date by dividing the aggregate cash dividends that would have been paid had Share credits awarded or credited (but not yet paid) been actual Shares on the record date for such dividend by the Fair Market Value of the Shares on the dividend payment date.

(e)  Payment.  Payments made to Eligible Directors hereunder will be made in Shares.

Section 12.   General Provisions Applicable to Awards.

(a)    Terms and Conditions.  The terms and conditions of the Awards generally will be set forth in the Award Agreement.  In the event of any inconsistency between the Award Agreement and the Plan, the Plan shall govern.

(b)  Form of Consideration.  Awards will be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.  Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant.

(c)  Tandem Awards.  Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company.  Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(d)  Non-Transferability.  Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to paragraph (e) below, and (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e)  Beneficiary Designation.  A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(f)  Securities Laws.  All certificates for Shares and/or Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)  Change in Control.  Unless otherwise specifically provided in the applicable Award Agreement, upon a Change in Control, the Committee shall determine whether outstanding Options shall become fully exercisable and/or vested and whether outstanding Awards (other than Options) shall become fully vested and/or payable or whether restrictions with respect to such Awards shall lapse.  In addition, the Committee shall determine the treatment of outstanding Awards in connection with any transaction or transactions resulting in a Change in Control.

Section 13.   Amendments and Termination.

(a)  Plan.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval where the Board deems it necessary or desirable to qualify or comply with any tax or regulatory requirement, including if such approval is required by the listed company rules of the stock exchange, if any, on which the Shares are principally traded or quoted, or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations.  Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)  Awards.  The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award, provided, however, that no such action shall adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan or any Award thereunder to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations.

(c)  Adjustments.  The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 4(d)), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)  Cancellation of Awards.  Notwithstanding any provision of the Plan or any Award Agreement to the contrary (other than the limitation set forth in Section 14(b)), the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

Section 14.   Miscellaneous.

(a)  No Rights to Awards.  No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or Beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to each recipient.  Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants.  The Company, in its sole discretion, maintains the right to make available future grants hereunder.

(b)  Withholding.  The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities or other Awards) of required withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(c)  Section 409A of the Code.  It is the intention of the Company that this Plan be exempt from, or if not so exempt, comply with, the requirements of Section 409A of the Code and any guidance issued thereunder, including without limitation the six month delay for payments of deferred compensation to “key employees” upon separation from service pursuant to Section 409A(a)(2)(B)(i) of the Code (if applicable), and the Plan shall be interpreted, operated and administered accordingly.  Further, (A) any adjustments made pursuant to Section 4 or Section 13 of the Plan to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with Section 409A of the Code; and (B) any adjustments made pursuant to Section 4 or Section 13 of the Plan that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A of the Code, or (ii) comply with the requirements of Section 409A of the Code.  Notwithstanding anything in this Plan to the contrary, the Company does not guarantee the tax treatment of any payments or benefits under this Plan, whether pursuant to the Code, federal, state, local or foreign tax laws or regulations.

(d)  No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)  No Right to Continued Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate.  Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.  The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

(f)  Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York, without application of the conflict of laws principles thereof.

(g)  Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person.  To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(i)  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 15.   Term of the Plan.

(a)  Effective Date.  The Plan shall be effective as of the effective date of approval of the Plan by the Board and its shareholders.

(b)  Expiration Date.  No Award shall be granted under the Plan after the tenth year anniversary of the date of its adoption by the Board.  Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted under the Plan may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.